As filed with the Securities and Exchange Commission on August 24, 2004

Registration No. 333-91144

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-8 REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BLYTH, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	36-2984916
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One East Weaver Street
Greenwich, Connecticut 06831
(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 1994 EMPLOYEE STOCK OPTION PLAN
AMENDED AND RESTATED 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
(Full title of the plan)

Robert B. Goergen
Chairman and Chief Executive Officer
BLYTH, INC.
One East Weaver Street
Greenwich, Connecticut 06831
(Name and address of agent for service)

(203) 661-1926
(Telephone number, including area code, of agent for service)

Copies to:

Bruce D. Kreiger, Esq.	Harold B. Finn III, Esq.
Blyth, Inc.	Finn Dixon & Herling LLP
One East Weaver Street	One Landmark Square
Greenwich, Connecticut 06831	Stamford, Connecticut 06901

DEREGISTRATION

On June 25, 2002, Blyth, Inc. (the “Registrant”) filed a Registration Statement on Form S-8, Registration No. 333-91144 (the “Registration Statement”), for the sale of 3,550,000 shares of Common Stock, par value $0.02 per share, of the Registrant (the “Common Stock”) under the Registrant’s Amended and Restated 1994 Employee Stock Option Plan and the Registrant’s Amended and Restated 1994 Stock Option Plan for Non-Employee Directors (collectively, the “Plans”). On August 13, 2002, the Registrant filed Post-Effective Amendment No. 1 to the Registration Statement to deregister 1,000,000 shares of Common Stock covered by the Registration Statement.

Effective as of May 31, 2003, pursuant to action by the Board of Directors of the Registrant, no further grants of options under the Plans will be made, and any shares of Common Stock remaining available under the Plans will no longer be available for issuance thereunder, provided that shares of Common Stock subject to options granted under the Plans prior to May 31, 2003 will remain available for issuance under the Plans, and the Plans will remain in effect to the extent necessary to administer such previously granted options. As of the date hereof, 1,476,474 of the 2,550,000 shares of Common Stock currently covered by the Registration Statement have been issued or are issuable under the Plans. This Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister all of the unsold shares of Common Stock formerly issuable under the Plans and registered under the Registration Statement, constituting 1,073,526 shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on August 24, 2004.

BLYTH, INC.

By:	/s/Robert B. Goergen
Robert B. Goergen,
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Robert B. Goergen		Chairman and Chief Executive Officer; Director (Principal Executive Officer)	August 24, 2004
Robert B. Goergen

/s/ Robert H. Barghaus		Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 24, 2004
Robert H. Barghaus

*
Roger A. Anderson		Director	August 24, 2004

*
John W. Burkhart		Director	August 24, 2004

*
Pamela M. Goergen		Director	August 24, 2004

*
Neal I. Goldman		Director	August 24, 2004

*
Philip Greer		Director	August 24, 2004

*
Carol J. Hochman		Director	August 24, 2004

/s/ Wilma H. Jordan
Wilma H. Jordan		Director	August 24, 2004

*
John E. Preschlack		Director	August 24, 2004

*
Howard E. Rose		Director	August 24, 2004

* By:	/s/ Bruce D. Kreiger
Bruce D. Kreiger
Attorney-in-fact